UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 30, 2025

Blaize Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41139	86-2708752
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

4659 Golden Foothill Parkway, Suite 206 El Dorado Hills, California	95762
(Address of principal executive officers)	(Zip Code)

(916) 347-0050

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common stock, par value $0.0001 per share	BZAI	The Nasdaq Stock Market

Warrants, each whole warrant exercisable for one share of Common stock at an exercise price of $11.50 per share	BZAIW	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2025, Blaize, Inc., a wholly owned subsidiary of Blaize Holdings, Inc. (“Blaize” or the “Company”), entered into a Sales Partner Referral Agreement (the “Referral Agreement”) with Burkhan LLC (the “Sales Partner”), an affiliate of Burkhan Capital LLC (“Burkhan”).

Pursuant to the Referral Agreement, the Sales Partner will, on a non-exclusive basis, promote certain Company products and refer potential customers to the Company. The Company may approve or reject any customer opportunity presented by the Sales Partner in its sole discretion. For any approved customer opportunity, the Company and Sales Partner will negotiate in good faith on commissions payable to the Sales Partner.

The Referral Agreement has a term of three years and is terminable by either party for convenience on 30 days’ written notice or on five day’s written notice in the event of a material breach by the other party. The Referral Agreement also contains certain confidentiality and indemnification provisions.

The Referral Agreement has an initial approved customer of BurTech Systems Tech LLC (“BST”), an affiliate of Burkan, as described in the referral exhibit thereto (the “Referral Exhibit”). Under the Referral Exhibit, BST will purchase up to approximately $56.5 million of products from the Company on behalf of an unaffiliated end user, beginning in the second quarter of 2025 through 2026. BST will receive a financing fee of 2.5% of the total purchase price from the end user and Sales Partner will receive a commission payable by the Company of up to 10%, depending on Company gross margins under the purchase order, payable in cash and, in the Company’s discretion, partially in Company common stock, as described in the Referral Exhibit.

The terms of the Referral Agreement were reviewed and approved by the Audit Committee of the Board of Directors in accordance with the Company’s related-party transaction policy.

The foregoing summary of the Referral Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Referral Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity

The information in Item 1.01, to the extent applicable, is incorporated herein by reference. The issuance of shares of Company common stock, if any, is exempt from the registration requirement of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description
10.1*	Sales Partner Referral Agreement, dated as of June 30, 2025, by and between the Company and Burkhan LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Portions of this exhibit have been omitted because they contain information that is both not material and is the type that the registrant treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blaize Holdings, Inc.

	By:	/s/ Dinakar Munagala
Dated: June 30, 2025		Dinakar Munagala

Chief Executive Officer